Exhibit 10.2

FC Global Realty Incorporated

2300 Computer Drive, Building G

Willow Grove, PA 19090

December 29, 2018

Opportunity Fund I-SS LLC

c/o OP Fund I Manager, LLC

2481 Sunrise Blvd, Suite 200

Gold River, CA 95670

Attention: Kristen E. Pigman

Re:	Remediation Agreement, dated September 24, 2018, among FC Global Realty Incorporated (“FC Global”), Opportunity Fund I-SS LLC (“OFI”) and the other parties signatory thereto (the “Remediation Agreement”).

Dear Mr. Pigman,

FC Global and OFI have entered into the Remediation Agreement pursuant to which, among other things, OFI agreed to invest up to $2 million in FC Global in exchange for shares of the Series D Preferred Stock and the Common Stock of FC Global. As of the date of this letter (this “Side Letter”), OFI has invested all $2 million as provided for under the Remediation Agreement. FC Global and OFI desire to supplement the Remediation Agreement to provide for an additional investment of $200,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Remediation Agreement.

Accordingly, FC Global and OFI hereby agree as follows:

1.                  Purchase and Sale of Common Stock. Subject to the terms and conditions of this Side Letter, OFI shall purchase from FC Global $200,000 of shares of Common Stock for a purchase price of $0.15 per share. The purchase and sale contemplated by this Side Letter shall be subject to (a) the conditions set forth in Section 2(d)(i)-(ix) of the Remediation Agreement and (b) this Side Letter being approved by the unanimous written consent of the Board of Directors of FC Global.

2.                  Remediation Agreement Remains in Effect. Except as supplemented by this Side Letter, the Remediation Agreement remains unmodified and in full force and effect.

3.                  Miscellaneous. The Miscellaneous provisions of Section 9 of the Remediation Agreement shall apply equally to this Side Letter and are hereby incorporated into this Side Letter by reference.

Please execute and return a copy of this Side Letter to the undersigned as evidence of our supplemental agreement herein.

Very truly yours,

FC Global Realty Incorporated

By:	/s/ Michael R. Stewart
Name:	Michael R. Stewart
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO AS OF

THE DATE OF THIS LETTER:

Opportunity Fund I-SS, LLC

By: OP Fund I Manager, LLC

By:	/s/ Kristen Pigman
Name:	Kristen Pigman
Title:	Director